UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 27, 2018

AEON GLOBAL HEALTH CORP.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2225 Centennial Drive
Gainesville, GA 30504
(Address and zip code of principal executive offices)

1-(888) 661-0225
(Registrant’s telephone number, including area code

___________________________________________
(Former Name, if Changed Since Last Report)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2018, Aeon Global Health Corp. (the “Company”) entered into an agreement with the holders of outstanding senior secured convertible notes to amend certain terms of such notes as described below (the “Note Amendment Transaction”). Contemporaneously with the Note Amendment Transaction, the Company entered into an agreement with its chief executive officer, who is the holder of a separate promissory note in the aggregate principal amount of $500,000, to exchange such note for a new senior note on terms substantially the same as the senior secured convertible notes in the Note Amendment Transaction (the “Note Exchange Transaction”).

Note Amendment Transaction

In the Note Amendment Transaction, the holders (the “Senior Holders”) of outstanding senior secured convertible notes in the aggregate principal amount of $2,545,199 (the “Senior Notes”) entered into a consent and amendment agreement with the Company (the “Consent Agreement”), pursuant to which the Senior Notes were amended to extend the maturity date for a period of twelve months, to March 20, 2019 and in consideration thereof, the conversion rate of the Senior Notes was reduced to equal $1.20 per share.

Based on the adjusted conversion price, the principal amount of the Senior Notes will be convertible into up to 2,120,999 shares of common stock. The other material terms and conditions of the Senior Notes were not amended. As with the original terms of the Senior Notes, the conversion price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. Further, if the Company issues or sells shares of its common stock, rights to purchase shares of its common stock, or securities convertible into shares of its common stock for a price per share that is less than the conversion price then in effect, such conversion price will be decreased to equal 85% of such lower price. The foregoing adjustments to the conversion price will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans. The right of Senior Holders to convert these securities into common stock is subject to a 4.99% beneficial ownership limitation, which beneficial ownership limitation may be increased by a holder to a greater percentage not in excess of 9.99% after providing notice to us. Subject to certain exceptions, the Senior Notes contain customary covenants against incurring additional indebtedness and granting additional liens and contains customary events of default. The original terms and conditions of the Senior Notes were described in a Current Report on Form 8-K filed on March 24, 2017, which information is incorporated by reference herein.

In order to approve the Note Exchange Transaction, the Senior Holders also agreed to the sale and issuance by the Company of the new senior secured convertible note contemplated by such transaction (the “New Senior Note”), which is on a pari passu basis with the Senior Notes and agreed that the New Senior Note shall constitute “Permitted Indebtedness”, as defined in the Security Agreement, and that the liens granted to the holder of the New Senior Note shall constitute “Permitted Liens”, as defined in the Security Agreement. To provide for the collateral to secure the repayment of the New Senior Note, the Senior Holders also entered into an amendment to the Amended and Restated Security Agreement entered into as of March 20, 2017 (the “Security Agreement”) to provide that the New Senior Note shall be secured by the collateral defined in such earlier Security Agreement.

Certain holders of the Senior Notes are affiliated with the Company, as follows: (i) an aggregate principal amount of $255,417 of Senior Notes are held by Hanif A. Roshan, the Chairman and Chief Executive Officer of the Company and (ii) an aggregate principal amount of $591,613 of Senior Notes are held by Optimum Ventures, LLC, a party affiliated by ownership with the former members of Peachstate Health Management, LLC, our subsidiary. Due to the adjustment of the conversion price of the Senior Notes, the exercise price of outstanding warrants to purchase an aggregate of 825,184 shares of common stock has been adjusted from $2.07 per share to $1.22 per share.

Note Exchange Transaction

In connection with the Note Amendment Transaction, on March 27, 2018, the Company entered into a note exchange agreement (the “Note Exchange Agreement”) with its chief executive officer, who also held a promissory note in the aggregate principal amount of $500,000 (the “Original Note”), pursuant to which the Company agreed to issue to him, in consideration of the cancellation of the Original Note, the New Senior Note in the aggregate principal amount of $504,452, which is equal to the sum of the aggregate principal amount of the Original Note plus the accrued but unpaid interest thereon. The closing of the Note Exchange Transaction occurred on March 27, 2018.

The New Senior Note is the same, in all material respects, as the Senior Notes described above in the Note Amendment Transaction and is convertible into shares of the Company’s Common Stock at an initial conversion price of $1.20. Based on the initial conversion price, the New Senior Note is convertible into up to 420,376 shares of common stock. As the New Senior Note is the same in all material respects as the Senior Notes, the conversion price of the New Senior Note may be adjusted upon the occurrence of the same events which would result in an adjustment to the conversion price of the Senior Notes, as described above, including the issuance of securities at a price per share less than the current conversion price. Similarly, the maturity date, interest rate, events of default, redemption and other terms of the New Senior Note are the same as for the Senior Notes. The New Senior Note is on parity with the Senior Notes and, subject to certain exceptions, is senior to other existing and future indebtedness of the Company and, together with the Senior Notes, will be secured by a first priority lien on all of the Company’s assets to the extent and as provided in the Security Agreement, as amended.

The foregoing summary does not purport to be a complete description of the terms of the Exchange Agreement, Consent Agreement, Security Agreement or the New Senior Note and is qualified in its entirety by reference to the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K regarding the Note Amendment Transaction and Note Exchange Transaction is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The offers and sales of the securities pursuant to the Note Amendment and Note Exchange Transactions (and the issuance of shares of the Company’s common stock upon conversion of the Senior Notes and New Senior Note) has been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(a)(2) thereof, as transactions by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes and not with a view to or for sale in connection with any distribution thereof. These securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor will there be any sales of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are attached to this Form 8-K:

Exhibit No.	Exhibit Title or Description
4.1	Form of New Senior Note
10.1	Form of Note Exchange Agreement
10.2	Form of Consent and Amendment Agreement
10.3	Form of Amendment to amended and Restated Security Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By: /s/ Michael J. Poelking
Name: Michael J. Poelking
Title: Chief Financial Officer
Date: March 28, 2018

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of New Senior Note
10.1	Form of Note Exchange Agreement
10.2	Form of Consent and Amendment Agreement
10.3	Form of Amendment to amended and Restated Security Agreement